Accenture Reports Fourth-Quarter and Full-Year Fiscal 2014 Results,
With Record Annual Revenues and New Bookings

— Fourth-quarter revenues increase 10% in U.S. dollars and 8% in local currency, to $7.8 billion; quarterly EPS increase 7%, to $1.08; free cash flow is $1.5 billion —

— For full fiscal year, revenues increase 5% in both U.S. dollars and local currency, to $30.0 billion; EPS are $4.52; free cash flow is $3.2 billion —

— New bookings are $8.3 billion for fourth quarter and $35.9 billion for full year —

— Company increases semi-annual cash dividend 10%, to $1.02 per share —

— For fiscal year 2015, Accenture expects net revenue growth of 4% to 7% in local currency and EPS of $4.74 to $4.88 —

NEW YORK; Sept. 24, 2014 — Accenture (NYSE: ACN) reported financial results for the fourth quarter and full fiscal year ended Aug. 31, 2014.

For the fourth quarter, net revenues were $7.8 billion, an increase of 10 percent in U.S. dollars and 8 percent in local currency compared with the fourth quarter of fiscal 2013, and above the company’s guided range of $7.45 billion to $7.70 billion.  Diluted earnings per share were $1.08. Operating margin was 13.9 percent.  Operating cash flow was $1.6 billion and free cash flow was $1.5 billion. New bookings were $8.3 billion.

For the full fiscal year, net revenues were $30.0 billion, an increase of 5 percent in both U.S. dollars and local currency compared with fiscal 2013. Diluted earnings per share were $4.52. Operating margin was 14.3 percent. Operating cash flow was $3.5 billion and free cash flow was $3.2 billion. New bookings were $35.9 billion, an annual record.

Accenture’s Board of Directors has declared a semi-annual cash dividend of $1.02 per share, an increase of $0.09 per share, or 10 percent, over its previous semi-annual dividend, declared in March.

Pierre Nanterme, Accenture’s chairman and CEO, said, “We are very pleased with our financial results for both the fourth quarter and the full fiscal year 2014.  Our very strong revenue growth of 8 percent for the fourth quarter was broad-based across the dimensions of our business, and on top of our strong revenue growth in the third quarter, enabled us to deliver an excellent second half of the year.  For the full fiscal year, we again increased market share and delivered record new bookings, grew EPS faster than revenues, generated strong free cash flow, and returned $3.8 billion in cash to our shareholders.

“Our growth strategy is clearly resonating with the needs of our clients, which are the world’s leading companies.  We are investing to further strengthen our industry expertise as well as to differentiate our capabilities—including in strategy, digital, technology, and operations.  We have momentum in our business, and I am confident in our ability to continue driving sustainable, profitable growth and delivering value for our shareholders.”

Financial Review

Fourth Quarter Fiscal 2014

Revenues before reimbursements (“net revenues”) for the fourth quarter of fiscal 2014 were $7.78 billion, compared with $7.09 billion for the fourth quarter of fiscal 2013, an increase of 10 percent in U.S. dollars and 8 percent in local currency and above the company’s guided range of $7.45 billion to $7.70 billion. The foreign-exchange impact for the quarter was approximately 1.5 percent, consistent with the assumption provided in the company’s third-quarter earnings release.

▪	Consulting net revenues were $4.0 billion, an increase of 6 percent in U.S. dollars and 4 percent in local currency compared with the fourth quarter of fiscal 2013.

▪	Outsourcing net revenues were $3.8 billion, an increase of 15 percent in U.S. dollars and 13 percent in local currency compared with the fourth quarter of fiscal 2013.

Diluted EPS for the fourth quarter were $1.08, compared with $1.01 for the fourth quarter last year. The $0.07 increase in EPS reflects:

▪	$0.10 from higher revenue and operating results;

▪	$0.03 from a lower share count; and

▪	$0.03 from higher non-operating income;

partially offset by

▪	$0.09 from a higher effective tax rate.

Gross margin (gross profit as a percentage of net revenues) for the fourth quarter was 31.7 percent, compared with 33.2 percent for the fourth quarter of fiscal 2013. Selling, general and administrative (SG&A) expenses for the fourth quarter were $1.39 billion, or 17.9 percent of net revenues, compared with $1.37 billion, or 19.3 percent of net revenues, for the fourth quarter of fiscal 2013.

Operating income for the fourth quarter of fiscal 2014 was $1.08 billion, or 13.9 percent of net revenues, compared with $984 million, or 13.9 percent of net revenues, for the fourth quarter of fiscal 2013.

The company’s effective tax rate for the fourth quarter was 30.1 percent, compared with 24.6 percent for the fourth quarter of fiscal 2013. The higher rate in the fourth quarter of fiscal 2014 was due to a number of factors, including lower benefits related to final determinations of prior-year tax liabilities and a higher level of reserve additions.

Net income for the fourth quarter was $760 million, compared with $727 million for the same period of fiscal 2013, an increase of 5 percent.

Operating cash flow for the fourth quarter was $1.65 billion, and property and equipment additions were $101 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $1.55 billion. For the same period of fiscal 2013, operating cash flow was $1.28 billion, property and equipment additions were $102 million, and free cash flow was $1.17 billion.

Days services outstanding, or DSOs, were 36 days at Aug. 31, 2014, compared with 31 days at Aug. 31, 2013.

Accenture’s total cash balance at Aug. 31, 2014 was $4.9 billion, compared with $5.6 billion at Aug. 31, 2013.

Utilization for the fourth quarter of fiscal 2014 was 88 percent, compared with 88 percent for both the third quarter of fiscal 2014 and the fourth quarter of fiscal 2013. Attrition for the fourth quarter of fiscal 2014 was 15 percent, compared with 14 percent for the third quarter of fiscal 2014 and 12 percent for the fourth quarter of fiscal 2013.

New Bookings

New bookings for the fourth quarter were $8.3 billion and reflect a 1 percent positive foreign-exchange impact compared with new bookings in the fourth quarter of fiscal 2013.

▪	Consulting new bookings were $3.9 billion, or 47 percent of total new bookings.

▪	Outsourcing new bookings were $4.4 billion, or 53 percent of total new bookings.

Net Revenues by Operating Group
Net revenues by operating group for the fourth quarter were as follows:

▪	Communications, Media & Technology: $1.58 billion, compared with $1.39 billion for the fourth quarter of fiscal 2013, an increase of 14 percent in U.S. dollars and 12 percent in local currency.

▪	Financial Services: $1.67 billion, compared with $1.52 billion for the fourth quarter of fiscal 2013, an increase of 10 percent in U.S. dollars and 8 percent in local currency.

▪	Health & Public Service: $1.29 billion, compared with $1.18 billion for the fourth quarter of fiscal 2013, an increase of 10 percent in U.S. dollars and 9 percent in local currency.

▪	Products: $1.93 billion, compared with $1.70 billion for the fourth quarter of fiscal 2013, an increase of 14 percent in U.S. dollars and 12 percent in local currency.

▪	Resources: $1.29 billion, compared with $1.29 billion for the fourth quarter of fiscal 2013, flat in both U.S. dollars and local currency.

Net Revenues by Geographic Region

Net revenues by geographic region for the fourth quarter were as follows:

▪	Americas: $3.77 billion, compared with $3.46 billion for the fourth quarter of fiscal 2013, an increase of 9 percent in U.S. dollars and 10 percent in local currency.

▪	Europe, Middle East and Africa (EMEA): $3.00 billion, compared with $2.64 billion for the fourth quarter of fiscal 2013, an increase of 14 percent in U.S. dollars and 9 percent in local currency.

▪	Asia Pacific: $1.01 billion, compared with $982 million for the fourth quarter of fiscal 2013, an increase of 3 percent in both U.S. dollars and local currency.

Full Year Fiscal 2014

Net revenues for the full 2014 fiscal year were $30.0 billion, compared with $28.6 billion for fiscal 2013, an increase of 5 percent in both U.S. dollars and local currency. Net revenues for fiscal 2014 reflect a foreign-exchange impact of approximately zero percent compared with fiscal 2013.

▪	Consulting net revenues were $15.7 billion, an increase of 2 percent in U.S. dollars and 3 percent in local currency compared with fiscal 2013.

▪	Outsourcing net revenues were $14.3 billion, an increase of 8 percent in both U.S. dollars and local currency compared with fiscal 2013.

Diluted EPS for the full 2014 fiscal year were $4.52, compared with $4.93 for fiscal 2013. EPS for fiscal 2013 included a positive impact of $0.72 from reductions in reorganization liabilities and final determinations of prior-year U.S. federal tax liabilities. Excluding these benefits, EPS for fiscal 2013 were $4.21. The $0.31, or 7 percent, increase from adjusted EPS last year reflects:

▪	$0.25 from higher revenue and operating results; and

▪	$0.12 from a lower share count;

partially offset by

▪	$0.06 from a higher effective tax rate.

Gross margin (gross profit as a percentage of net revenues) for fiscal 2014 was 32.3 percent, compared with 32.9 percent for fiscal 2013. Selling, general and administrative (SG&A)

expenses for the full fiscal year were $5.40 billion, or 18.0 percent of net revenues, compared with $5.32 billion, or 18.6 percent of net revenues, for fiscal 2013.

Operating income for the full fiscal year was $4.30 billion, or 14.3 percent of net revenues, compared with $4.34 billion, or 15.2 percent of net revenues, for fiscal 2013. Operating income for fiscal 2013 included $274 million in benefits from reductions in reorganization liabilities. Excluding these benefits, operating income for fiscal 2013 was $4.07 billion, or 14.2 percent of net revenues.

Accenture’s annual effective tax rate for fiscal 2014 was 26.1 percent, compared with 18.1 percent in fiscal 2013. The tax rate for fiscal 2013 was impacted by the reorganization benefits, which increased income before income taxes without any increase in income tax expense, and by the final determinations of prior-year U.S. federal tax liabilities. Excluding these benefits, the annual effective tax rate for fiscal 2013 was 25.3 percent.

Net income for the full fiscal year was $3.18 billion, compared with $3.55 billion for fiscal 2013, which included benefits of $274 million from reductions in reorganization liabilities and $243 million from final determinations of prior-year U.S. federal tax liabilities.

For the full 2014 fiscal year, operating cash flow was $3.49 billion and property and equipment additions were $322 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $3.16 billion. For the prior fiscal year, ended Aug. 31, 2013, operating cash flow was $3.30 billion, property and equipment additions were $370 million, and free cash flow was $2.93 billion.

Utilization for the full 2014 fiscal year was 88 percent, compared with 88 percent for fiscal 2013. Attrition for the full 2014 fiscal year was 13 percent, compared with 12 percent for fiscal 2013.

New Bookings

New bookings for the full fiscal year were $35.88 billion, an increase of 8 percent in both U.S. dollars and local currency over fiscal 2013.

▪
Consulting new bookings were $17.15 billion, an increase of 5 percent in U.S. dollars and 6 percent in local currency compared with fiscal 2013. Consulting represented 48 percent of new bookings in fiscal 2014.

▪
Outsourcing new bookings were $18.73 billion, an increase of 10 percent in U.S. dollars and 11 percent in local currency compared with fiscal 2013. Outsourcing represented 52 percent of new bookings in fiscal 2014.

Net Revenues by Operating Group

Net revenues by operating group for the full fiscal year were as follows:

▪	Communications, Media & Technology: $5.92 billion, compared with $5.69 billion for fiscal 2013, an increase of 4 percent in U.S. dollars and 5 percent in local currency.

▪	Financial Services: $6.51 billion, compared with $6.17 billion for fiscal 2013, an increase of 6 percent in U.S. dollars and 5 percent in local currency.

▪	Health & Public Service: $5.02 billion, compared with $4.74 billion for fiscal 2013, an increase of 6 percent in U.S. dollars and 7 percent in local currency.

▪	Products: $7.39 billion, compared with $6.81 billion for fiscal 2013, an increase of 9 percent in U.S. dollars and 8 percent in local currency.

▪	Resources: $5.14 billion, compared with $5.14 billion for fiscal 2013, flat in U.S. dollars and an increase of 1 percent in local currency.

Net Revenues by Geographic Region

Net revenues by geographic region for the full fiscal year were as follows:

▪	Americas: $14.20 billion, compared with $13.52 billion for fiscal 2013, an increase of 5 percent in U.S. dollars and 6 percent in local currency.

▪	Europe, Middle East and Africa (EMEA): $11.92 billion, compared with $11.05 billion for fiscal 2013, an increase of 8 percent in U.S. dollars and 4 percent in local currency.

▪	Asia Pacific: $3.89 billion, compared with $4.00 billion for fiscal 2013, a decrease of 3 percent in U.S. dollars and an increase of 4 percent in local currency.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases. In fiscal 2014, the company returned $3.81 billion to shareholders, including $1.25 billion in cash dividends and $2.56 billion in share repurchases.

Dividend

Accenture plc has declared a semi-annual cash dividend of $1.02 per share on Accenture plc Class A ordinary shares for shareholders of record at the close of business on Oct. 17, 2014, and Accenture SCA will declare a semi-annual cash dividend of $1.02 per share on Accenture SCA Class I common shares for shareholders of record at the close of business on Oct. 14, 2014. Both dividends are payable on Nov. 17, 2014. This represents an increase of $0.09 per share, or 10 percent, over the company’s previous semi-annual dividend, declared in March.

Share Repurchase Activity

During the fourth quarter of fiscal 2014, Accenture repurchased or redeemed 8.2 million shares, including 6.9 million shares repurchased in the open market, for a total of $658 million. During the full fiscal year 2014, Accenture repurchased or redeemed 32.6 million shares, including 26.2 million shares repurchased in the open market, for a total of $2.56 billion.

At Aug. 31, 2014, Accenture had approximately 667 million total shares outstanding, including 628 million Accenture plc Class A ordinary shares and minority holdings of 39 million shares (Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares).

Business Outlook

First Quarter Fiscal 2015

Accenture expects net revenues for the first quarter of fiscal 2015 to be in the range of $7.55 billion to $7.80 billion, which assumes a foreign-exchange impact of negative 2 percent compared with the first quarter of fiscal 2014.

Fiscal Year 2015

Accenture’s business outlook for the full 2015 fiscal year assumes a foreign-exchange impact of negative 2 percent compared with fiscal 2014.

For fiscal 2015, the company expects net revenue growth to be in the range of 4 percent to 7 percent in local currency.  The company expects diluted EPS to be in the range of $4.74 to $4.88.

Accenture expects operating margin for the full fiscal year to be in the range of 14.4 percent to 14.6 percent, an expansion of 10 to 30 basis points from fiscal 2014.

For fiscal 2015, the company expects operating cash flow to be in the range of $3.95 billion to $4.25 billion; property and equipment additions to be $450 million; and free cash flow to be in the range of $3.5 billion to $3.8 billion.

The company expects its annual effective tax rate to be in the range of 26.0 percent to 27.0 percent.

Accenture is targeting new bookings for fiscal 2015 in the range of $34 billion to $36 billion.

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its fourth-quarter and full-year fiscal 2014 financial results. To participate, please dial +1 (877) 260-8898 [+1 (612) 332-0630 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 10:30 a.m. EDT today, Wednesday, Sept. 24, and continuing until Thursday, Dec. 18, 2014. A podcast of the conference call will be available online at www.accenture.com beginning approximately 24 hours after the call and continuing until Thursday, Dec. 18, 2014. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 335211 from 10:30 a.m. EDT Wednesday, Sept. 24 through Thursday, Dec. 18, 2014.

About Accenture

Accenture is a global management consulting, technology services and outsourcing company, with more than 305,000 people serving clients in more than 120 countries. Combining unparalleled experience, comprehensive capabilities across all industries and business functions, and extensive research on the world’s most successful companies, Accenture collaborates with clients to help them become high-performance businesses and governments. The company generated net revenues of US$30.0 billion for the fiscal year ended Aug. 31, 2014. Its home page is www.accenture.com.

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: the company’s results of operations could be adversely affected by volatile, negative or uncertain economic conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; the company’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions, and a significant reduction in such demand could materially affect the company’s results of operations; if the company is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; the markets in which the company competes are highly competitive, and the company might not be able to compete effectively; the company’s profitability could suffer if its cost-management strategies are unsuccessful, and the company may not be able to improve its profitability through improvements to cost-management to the degree it has done in the past; the company’s results of operations could materially suffer if the company is not able to obtain sufficient pricing to enable it to meet its profitability expectations; if the company’s pricing estimates do not accurately anticipate the cost, risk and complexity of the company performing its work or third parties upon whom it relies do not meet their commitments, then the company’s contracts could have delivery inefficiencies and be unprofitable; the company could have liability or the company’s reputation could be damaged if the company fails to protect client and/or company data or information systems as obligated by law or contract or if the company’s information systems are breached; the company’s results of operations and ability to grow could be materially negatively affected if the company cannot adapt and expand its services and solutions in response to ongoing changes in technology and offerings by new entrants; as a result of the company’s geographically diverse operations and its growth strategy to continue geographic expansion, the company is more susceptible to certain risks; the company’s Global Delivery Network is increasingly concentrated in India and the Philippines, which may expose it to operational risks; the company might not be successful at identifying, acquiring or integrating businesses or entering into joint ventures; the company’s work with government clients exposes the company to additional risks inherent in the government contracting environment; the company’s business could be materially adversely affected if the company incurs legal liability; the company’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; the company’s alliance relationships may not be successful or may change, which could adversely affect the company’s results of operations; changes in the company’s level of taxes, and audits, investigations and tax proceedings, or changes in the company’s treatment as an Irish company, could have a material adverse effect on the company’s results of operations and financial condition; outsourcing services and the continued expansion of the company’s other services and solutions into new areas subject the company to different operational risks than its consulting and systems integration services; the company’s services or solutions could infringe upon the intellectual property rights of others or the company might lose its ability to utilize the intellectual property of others; if the company is unable to protect its intellectual property rights from unauthorized use or infringement by third parties, its business could be adversely affected; the company’s ability to attract and retain business and employees may depend on its reputation in the marketplace; many of the company’s contracts include payments that link some of its fees to the attainment of performance or business targets and/or require the company to meet specific service levels, which could increase the variability of the company’s revenues and impact its margins; if the company is unable to collect its receivables or unbilled services, the company’s results of operations, financial condition and cash flows could be adversely affected; if the company is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; the company’s share price and results of operations could fluctuate and be difficult to predict; the company’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; any changes to the estimates and assumptions that the company makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; the company may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contact:

Roxanne Taylor
Accenture
+1 (917) 452-5106
roxanne.taylor@accenture.com

ACCENTURE PLC
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended August 31,				Year Ended August 31,
	2014	% of Net Revenues	2013	% of Net Revenues	2014	% of Net Revenues	2013	% of Net Revenues
REVENUES:
Revenues before reimbursements (“Net revenues”)	$7,777,340	100%	$7,086,667	100%	$30,002,394	100%	$28,562,810	100%
Reimbursements	489,979		438,327		1,872,284		1,831,475
Revenues	8,267,319		7,524,994		31,874,678		30,394,285
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	5,308,720	68.3%	4,737,067	66.8%	20,317,928	67.7%	19,178,635	67.1%
Reimbursable expenses	489,979		438,327		1,872,284		1,831,475
Cost of services	5,798,699		5,175,394		22,190,212		21,010,110
Sales and marketing	918,118	11.8%	893,001	12.6%	3,582,833	11.9%	3,481,891	12.2%
General and administrative costs	471,137	6.1%	472,612	6.7%	1,819,136	6.1%	1,835,646	6.4%
Reorganization costs (benefits), net	—	0.0%	484	0.0%	(18,015)	(0.1)%	(272,042)	(1.0)%
Total operating expenses	7,187,954		6,541,491		27,574,166		26,055,605
OPERATING INCOME	1,079,365	13.9%	983,503	13.9%	4,300,512	14.3%	4,338,680	15.2%
Interest income	8,141		7,016		30,370		32,893
Interest expense	(5,325)		(2,257)		(17,621)		(14,035)
Other income (expense), net	5,877		(23,358)		(15,560)		(18,244)
INCOME BEFORE INCOME TAXES	1,088,058	14.0%	964,904	13.6%	4,297,701	14.3%	4,339,294	15.2%
Provision for income taxes	327,890		237,577		1,121,743		784,775
NET INCOME	760,168	9.8%	727,327	10.3%	3,175,958	10.6%	3,554,519	12.4%
Net income attributable to noncontrolling interests in Accenture SCA and Accenture Canada Holdings Inc.	(43,637)		(43,903)		(187,107)		(234,398)
Net income attributable to noncontrolling interests – other (1)	(15,515)		(12,424)		(47,353)		(38,243)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$701,016	9.0%	$671,000	9.5%	$2,941,498	9.8%	$3,281,878	11.5%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$701,016		$671,000		$2,941,498		$3,281,878
Net income attributable to noncontrolling interests in Accenture SCA and Accenture Canada Holdings Inc. (2)	43,637		43,903		187,107		234,398
Net income for diluted earnings per share calculation	$744,653		$714,903		$3,128,605		$3,516,276
EARNINGS PER SHARE:
-Basic	$1.11		$1.04		$4.64		$5.08
-Diluted (3)	$1.08		$1.01		$4.52		$4.93
WEIGHTED AVERAGE SHARES:
-Basic	631,249,362		642,359,475		634,216,250		645,536,995
-Diluted (3)	688,345,020		706,905,820		692,389,966		713,340,470
Cash dividends per share	$—		$—		$1.86		$1.62
_______________

(1)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.

(2)
Diluted earnings per share assumes the redemption of all Accenture SCA Class I common shares owned by holders of noncontrolling interests and the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis.

(3)
Fiscal 2013 diluted weighted average Accenture plc Class A ordinary shares and earnings per share amounts have been restated to reflect the impact of the issuance of additional restricted share units to holders of restricted share units in connection with the payments of cash dividends during the first and third quarters of fiscal 2014. This did not result in a change to previously reported Diluted earnings per share.

ACCENTURE PLC
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

				Percent Increase Local Currency
			Percent Increase U.S. dollars
	Three Months Ended August 31,
	2014	2013
OPERATING GROUPS
Communications, Media & Technology	$1,579,324	$1,390,440	14%	12%
Financial Services	1,672,541	1,519,377	10	8
Health & Public Service	1,294,050	1,181,005	10	9
Products	1,933,864	1,702,757	14	12
Resources	1,293,631	1,290,513	—	—
Other	3,930	2,575	n/m	n/m
TOTAL Net Revenues	7,777,340	7,086,667	10%	8%
Reimbursements	489,979	438,327	12
TOTAL REVENUES	$8,267,319	$7,524,994	10%
GEOGRAPHY
Americas	$3,769,047	$3,461,315	9%	10%
EMEA	3,001,833	2,643,754	14	9
Asia Pacific	1,006,460	981,598	3	3
TOTAL Net Revenues	$7,777,340	$7,086,667	10%	8%
TYPE OF WORK
Consulting	$4,016,623	$3,803,162	6%	4%
Outsourcing	3,760,717	3,283,505	15	13
TOTAL Net Revenues	$7,777,340	$7,086,667	10%	8%

				Percent Increase Local Currency
			Percent Increase (Decrease) U.S. dollars
	Year Ended August 31,
	2014	2013
OPERATING GROUPS
Communications, Media & Technology	$5,923,821	$5,686,370	4%	5%
Financial Services	6,511,228	6,165,663	6	5
Health & Public Service	5,021,692	4,739,483	6	7
Products	7,394,980	6,806,615	9	8
Resources	5,135,309	5,143,073	—	1
Other	15,364	21,606	n/m	n/m
TOTAL Net Revenues	30,002,394	28,562,810	5%	5%
Reimbursements	1,872,284	1,831,475	2
TOTAL REVENUES	$31,874,678	$30,394,285	5%
GEOGRAPHY
Americas	$14,201,102	$13,518,623	5%	6%
EMEA	11,915,461	11,047,417	8	4
Asia Pacific	3,885,831	3,996,770	(3)	4
TOTAL Net Revenues	$30,002,394	$28,562,810	5%	5%
TYPE OF WORK
Consulting	$15,737,661	$15,383,485	2%	3%
Outsourcing	14,264,733	13,179,325	8	8
TOTAL Net Revenues	$30,002,394	$28,562,810	5%	5%
_______________
n/m = not meaningful

ACCENTURE PLC

(In thousands of U.S. dollars)
(Unaudited)

OPERATING INCOME BY OPERATING GROUP

	Operating Income as Reported (GAAP)
	Three Months Ended August 31,
	2014		2013
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology	$212,026	13%	$163,392	12%	$48,634
Financial Services	231,713	14	241,799	16	(10,086)
Health & Public Service	140,645	11	95,216	8	45,429
Products	285,574	15	221,471	13	64,103
Resources	209,407	16	261,625	20	(52,218)
Total	$1,079,365	13.9%	$983,503	13.9%	$95,862

	Operating Income as Reported (GAAP)
	Year Ended August 31,
	2014		2013
	Operating Income	Operating Margin	Operating Income	Operating Margin
Communications, Media & Technology	$770,166	13%	$785,543	14%
Financial Services	957,347	15	1,002,785	16
Health & Public Service	678,663	14	594,417	13
Products	991,844	13	985,375	14
Resources	902,492	18	970,560	19
Total	$4,300,512	14.3%	$4,338,680	15.2%

	Year Ended August 31,
	2014		2013
	Operating Income and Operating Margin as Reported (GAAP)			Operating Income and Operating Margin Excluding Reorganization Benefits (Non-GAAP)

	Operating Income	Operating Margin	Operating Income (GAAP)	Reorganization Benefits (1)	Operating Income (2)	Operating Margin (2)	Increase (Decrease)
Communications, Media & Technology	$770,166	13%	$785,543	$52,854	$732,689	13%	$37,477
Financial Services	957,347	15	1,002,785	58,808	943,977	15	13,370
Health & Public Service	678,663	14	594,417	48,202	546,215	12	132,448
Products	991,844	13	985,375	64,686	920,689	14	71,155
Resources	902,492	18	970,560	49,395	921,165	18	(18,673)
Total	$4,300,512	14.3%	$4,338,680	$273,945	$4,064,735	14.2%	$235,777

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)

	Year Ended August 31,
	2014		2013
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
As reported (GAAP)	$3,175,958	$4.52	$3,554,519	$4.93
Less impact of reorganization benefits (1)(3)	—	—	(273,945)	(0.38)
Less benefit from final determinations of U.S. federal tax liabilities	—	—	(242,938)	(0.34)
As adjusted (Non-GAAP)	$3,175,958	$4.52	$3,037,636	$4.21
________

(1)	Represents reorganization benefits related to final determinations of certain reorganization liabilities established in connection with our transition to a corporate structure during 2001.

(2)
We have presented operating income and operating margin excluding reorganization benefits, as we believe the effect of the reorganization benefits on operating income and operating margin facilitates understanding as to both the impact of these benefits and our operating performance.

(3)	Reorganization benefits had the effect of increasing income before income taxes without any increase in income tax expense.

ACCENTURE PLC
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

	August 31, 2014	August 31, 2013
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,921,305	$5,631,885
Short-term investments	2,602	2,525
Receivables from clients, net	3,859,567	3,333,126
Unbilled services, net	1,803,767	1,513,448
Other current assets	1,317,201	1,363,194
Total current assets	11,904,442	11,844,178
NON-CURRENT ASSETS:
Unbilled services, net	28,039	18,447
Investments	66,783	43,631
Property and equipment, net	793,444	779,675
Other non-current assets	5,137,744	4,181,118
Total non-current assets	6,026,010	5,022,871
TOTAL ASSETS	$17,930,452	$16,867,049
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$330	$—
Accounts payable	1,064,228	961,851
Deferred revenues	2,348,034	2,230,615
Accrued payroll and related benefits	3,380,748	3,460,393
Other accrued liabilities	1,364,739	1,508,131
Total current liabilities	8,158,079	8,160,990
NON-CURRENT LIABILITIES:
Long-term debt	26,403	25,600
Other non-current liabilities	3,460,633	3,252,630
Total non-current liabilities	3,487,036	3,278,230
TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	5,732,035	4,960,186
NONCONTROLLING INTERESTS	553,302	467,643
TOTAL SHAREHOLDERS’ EQUITY	6,285,337	5,427,829
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$17,930,452	$16,867,049

ACCENTURE PLC
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended August 31,		Year Ended August 31,
	2014	2013	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$760,168	$727,327	$3,175,958	$3,554,519
Depreciation, amortization and asset impairments	164,079	153,707	620,743	593,028
Reorganization costs (benefits), net	—	484	(18,015)	(272,042)
Share-based compensation expense	151,312	142,561	671,301	615,878
Change in assets and liabilities/other, net	573,653	251,431	(963,902)	(1,188,255)
Net cash provided by operating activities	1,649,212	1,275,510	3,486,085	3,303,128
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(101,457)	(102,229)	(321,870)	(369,593)
Purchases of businesses and investments, net of cash acquired	(64,847)	(434,843)	(740,067)	(803,988)
Other investing, net	1,431	4,486	5,526	17,366
Net cash used in investing activities	(164,873)	(532,586)	(1,056,411)	(1,156,215)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	70,729	57,718	558,497	515,812
Purchases of shares	(657,567)	(1,096,814)	(2,559,434)	(2,544,352)
Cash dividends paid	—	—	(1,254,916)	(1,121,738)
Other financing, net	1,997	15,460	90,437	84,649
Net cash used in financing activities	(584,841)	(1,023,636)	(3,165,416)	(3,065,629)
Effect of exchange rate changes on cash and cash equivalents	(27,052)	(25,488)	25,162	(89,925)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	872,446	(306,200)	(710,580)	(1,008,641)
CASH AND CASH EQUIVALENTS, beginning of period	4,048,859	5,938,085	5,631,885	6,640,526
CASH AND CASH EQUIVALENTS, end of period	$4,921,305	$5,631,885	$4,921,305	$5,631,885